Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECTION 1350 PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

        The Undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the interim Chief Executive Officer of Information Architects Corporation, that, to his knowledge, the Quarterly Report of Information Architects Corporation on Form 10-Q for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Information Architects Corporation. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Information Architects Corporation and will be retained by Information Architects Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

November 20, 2006

INFORMATION ARCHITECTS CORPORATION BY: /S/ Todd K. Morgan —————————————— Todd K. Morgan Chief Executive Officer